BANKING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 100.9%

Astoria Financial Corp.

4,555 $

105,995

Valley National Bancorp

5,504

104,906

ABN AMRO Holding NV —

BancorpSouth, Inc.

4,400

103,884

SP ADR†

13,243 $

715,652

SVB Financial Group*†

2,002

100,901

HSBC Holdings PLC — SP

Whitney Holding Corp.

3,824

99,998

ADR†

8,380

701,490

Chittenden Corp.

2,780

99,024

Wells Fargo & Co.†

23,226

701,193

FirstMerit Corp.†

4,840

96,848

JPMorgan Chase & Co.

15,727

686,484

First Horizon National Corp.†

5,246

95,215

Bank of America Corp.

16,632

686,236

TCF Financial Corp.

5,246

94,061

UBS AG — SP ADR

14,670

674,820

Investors Bancorp, Inc.*†

6,620

93,607

Credit Suisse Group — SP

Fulton Financial Corp.

8,286

92,969

ADR†

9,967

599,017

Washington Federal, Inc.†

4,367

92,187

Wachovia Corp.†

15,089

573,835

UMB Financial Corp.†

2,350

90,146

U.S. Bancorp

17,479

554,783

Colonial BancGroup, Inc.†

6,471

87,617

Barclays PLC — SP ADR†

13,531

546,246

First Midwest Bancorp, Inc.†

2,848

87,149

Fannie Mae

9,279

370,974

Trustmark Corp.†

3,400

86,224

PNC Financial Services Group,

Webster Financial Corp.

2,689

85,967

Inc.†

5,352

351,359

MGIC Investment Corp.†

3,724

83,529

SunTrust Banks, Inc.†

5,172

323,198

UCBH Holdings, Inc.†

5,582

79,041

Regions Financial Corp.†

11,602

274,387

Cathay General Bancorp†

2,975

78,808

BB&T Corp.†

8,815

270,356

NewAlliance Bancshares, Inc.

6,608

76,124

Freddie Mac

7,895

268,983

East-West Bancorp, Inc.

3,121

75,622

Fifth Third Bancorp†

9,511

239,011

First Community Bancorp

1,750

72,170

Hudson City Bancorp, Inc.

14,020

210,580

South Financial Group, Inc.†

4,271

66,756

Commerce Bancorp, Inc.†

5,317

202,790

Downey Financial Corp.†

1,668

51,891

National City Corp.

12,160

200,154

Radian Group, Inc.†

4,434

51,789

Synovus Financial Corp.

8,262

198,949

PMI Group, Inc.†

3,852

51,155

M&T Bank Corp.†

2,435

198,623

IndyMac Bancorp, Inc.†

4,480

________

26,656

KeyCorp†

8,294

194,494

Total Common Stocks

UnionBanCal Corp.

3,702

181,065

(Cost $14,093,933)

________

14,941,710

People's United Financial, Inc.

10,004

178,071

Face

Comerica, Inc.†

4,076

177,428

Amount

New York Community

REPURCHASE AGREEMENTS 0.5%

Bancorp, Inc.†

9,939

174,728

Collateralized by U.S. Treasury

Washington Mutual, Inc.

11,925

162,299

Obligations

Huntington Bancshares, Inc.†

10,889

160,722

Lehman Brothers Holdings, Inc.

Marshall & Ilsley Corp.†

5,897

156,153

issued 12/31/07 at 1.00% due

Sovereign Bancorp, Inc.†

12,887

146,912

01/02/08

$

74,140

________

74,140

TFS Financial Corp*

12,235

146,086

BOK Financial Corp.

2,731

141,193

Total Repurchase Agreements

Zions Bancorporation†

2,976

138,949

(Cost $74,140)

________

74,140

Commerce Bancshares, Inc.

3,076

137,989

SECURITIES LENDING COLLATERAL 18.8%

Associated Banc-Corp.

4,975

134,773

Investment in Securities Lending Short

Cullen/Frost Bankers, Inc.†

2,609

132,172

Term

Popular, Inc.†

11,581

122,759

Investment Portfolio Held by

Bank of Hawaii Corp.

2,332

119,258

U.S. Bank

2,789,701

________

2,789,701

Countrywide Financial Corp.†

13,332

119,188

Total Securities Lending Collateral

City National Corp.

1,995

118,802

(Cost $2,789,701)

______

2,789,701

Wilmington Trust Corp.†

3,148

110,810

Capitol Federal Financial†

3,500

108,500

1

BANKING FUND

SCHEDULE OF INVESTMENTS (Unaudited)

December 31, 2007

Market

Value

Total Investments 120.2%

(Cost $16,957,774)

$

________

17,805,551

Liabilities in Excess of Other

Assets – (20.2)%

$

(2,986,349)

________

Net Assets – 100.0%

$

14,819,202

*

Non-Income Producing Security.

†

All or a portion of this security is on loan at December 31, 2007.

ADR – American Depository Receipt

2